APPENDIX D

CODE OF ETHICS

I.

INTRODUCTION

High ethical standards are essential for the success of Rockview and to maintain the confidence of Advisory Clients.  Rockview is of the view that its long-term business interests are best served by adherence to the principle that Advisory Clients’ interests come first.   Rockview has a fiduciary duty to its Advisory Clients, which requires individuals associated with Rockview to act solely for the benefit of Advisory Clients. Potential conflicts of interest may arise in connection with the personal trading activities of individuals associated with investment adviser firms.  In recognition of Rockview’s fiduciary obligations to its Advisory Clients and Rockview’s desire to maintain its high ethical  standards,  Rockview  has  adopted  this  Code  of  Ethics  containing  provisions designed  to:  (i)  prevent  improper  personal  trading  by  Access  Persons;  (ii)  prevent improper use of material, non-public information about securities recommendations made by  Rockview  or  securities  holdings  of  Advisory  Clients;  (iii)    identify  conflicts  of interest; (iv)  provide a means to resolve any actual or potential conflict in favor of the Advisory Client; and (v). ensure that our Supervised Persons act in conformance with all applicable securities laws.

Capitalized  terms not defined  in this Appendix  shall have the meanings  provided  inSection II of the Compliance Manual.

One goal is to allow Rockview’s Access Persons to engage in personal securities transactions while protecting its Advisory Clients, Rockview and its Access Persons from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interests.  While it is impossible to define all situations that might pose such a risk, this Code of Ethics is designed to address those circumstances where such risks are likely to arise.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment for employees and Access Persons (as applicable) of Rockview.   If there is any doubt as to the propriety of any activity, employees should consult with the Chief Compliance Officer or his/her designee, who is charged with the administration of this Code of Ethics, has general compliance responsibility for Rockview and may offer guidance on securities laws and acceptable practices, as the same may change from time to time.  The Chief Compliance Officer may rely upon the advice of outside legal counsel or outside compliance consultants.

In addition, all employees are expected to conduct their personal affairs in a manner that will not conflict with their duties for Rockview or their fiduciary duties to Rockview’s clients.  Upon joining, each employee must provide Rockview with a report in the form attached  as  Exhibit  7  listing  all  material  outside  activities,  directorships,  or  major ownership (over 5%) in any entity.  No Employee may engage in any outside activities as employee,  proprietor,  partner,  consultant,  trustee,  officer  or director  without prior written consent of the Chief Compliance Officer.  Volunteer activities in a non- managerial and non-director role, family private foundations and real estate cooperative or condominium boards for which the employee serves without compensation are exempt from this prohibition.  If you have any questions about any potential activity or position outside Rockview, please discuss it with the Chief Compliance Officer.

II.

APPLICABILITY OF CODE OF ETHICS

A.        Personal Accounts of Access Persons Where Reportable Securities are Held (Pursuant to the Definition in Section III.B of this Code of Ethics).  This Code of Ethics applies to all Personal Accounts of all Access Persons.  A Personal Account also includes an account maintained by or for:

1.         Access Person's spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

2.         Any  individuals  who  live  in  the  Access  Person's  household  and  over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

3.         Any  persons  to  whom  the  Access  Person  provides  primary  financial support, and either (i) whose financial affairs the Access Person controls, or  (ii)  for  whom  the  Access  Person  provides  discretionary  advisory services;

4.        Any trust or other arrangement which names the Access Person as a beneficiary; and

5.         Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater  beneficial  interest,  or  in  which  the  Access  Person  owns  a controlling interest or exercises effective control.

As provided in Section  V.A.(1) below, upon receipt of this Compliance Manual, each  Access  Person  will  be  required  to  provide  a  comprehensive  list  of  all Personal Accounts to Rockview’s Chief Compliance Officer.

B.        Personal Accounts.  A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

1.         Personal Accounts of Other Access Persons.  A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account.   The account is considered to be a client account with respect to the Access Person managing the Personal Account.

2.         Solicitors/Consultants.   Non-employee Solicitors or consultants are not subject to this Code of Ethics unless the Solicitor/consultant, as part of his duties on behalf of Rockview becomes an Access Person.

3.

Client  Accounts.

A client  account  includes  any account  managed  by Rockview which is not a Personal Account.

III.

DUTY TO COMPLY WITH THE FEDERAL SECURITIES LAWs

It  is  the  duty  of  all  of  Rockview’s  Supervised  Persons  to  comply  with  applicable  federal securities laws.   Through this Code of Ethics and the Compliance Manual, a compliance infrastructure  has  been  established  that  seeks  to  identify  applicable  legal  requirements  and provide policies and procedures for Supervised Persons to carry out their responsibilities in a legal and ethical fashion.  It is everyone’s responsibility to act within both the letter and spirit of these policies and procedures.  Any questions regarding the scope of the Code or any other compliance  policy or  procedures  should  be  addressed  promptly  with  the Chief  Compliance Officer.

IV.

RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A.        General.  It is the responsibility of each Access Person to ensure that a particular securities  transaction  being considered  for his or her Personal  Account  is not subject to a restriction contained in this Code of Ethics, the limitations imposed by  the  internal  Restricted  Securities  List,  or  otherwise  prohibited  by  any applicable  laws.    Personal  securities  transactions  for  Access  Persons  may  be affected only in accordance with the provisions of this Section.

B.        Pre-clearance of Transactions in Personal Account.   An Access Person must obtain the prior written approval of the Chief Compliance Officer before engaging in any Reportable Security transaction in his or her Personal Account.  A request for pre-clearance must be made by completing the Pre-Clearance Form in advance of the contemplated transaction.  A Sample Pre-Clearance Form is attached as Exhibit 1.  Any approval given under this paragraph will remain in effect for 48 hours.

C.        Short Sales.  An Access Person shall not engage in any short sale of a security if, at the time of the transaction, any Advisory Client account managed by Rockview has a long position in such security.

D.

Option Writing.  An Access Person may not engage in uncovered option writing.

E.        Day Trading Prohibited.  All transactions executed by Access Persons must be held a minimum of 10 business days

V.

REPORTING REQUIREMENTS

A.  All  Access  Persons  are  required  to  submit  to  the  Chief  Compliance  Officer (subject to the applicable provisions of Section V. below) the following reports:

1.         Initial Holdings Report – Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person that meets the following requirements:

a.         Must disclose all of the Access Person’s current securities holdings with the following content for each Reportable Security (as defined in IV.B. below) that the Access Person has any direct or indirect beneficial ownership:

•

title and type of reportable security;

•

ticker symbol or CUSIP number (as applicable);

•

number of shares;

•

principal amount or value of each reportable security.

b.         Must disclose the name of any broker, dealer or bank with which the Access Person maintains a Personal Account.

c.         Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission.

d.

The date upon which the report was submitted.

e.         Access  Persons  should  use the form of  Initial  Holdings  Report contained in Exhibit 2 to this Code of Ethics.

2.         Annual Holdings Report – Subject to the applicable provisions of Section V. below, Access Persons must also provide Annual Holdings Reports of all  current  reportable  securities  holdings  at  least  once  during  each  12 month period (the “Annual Holding Certification Date”).  For purposes of this Code, the Annual Holdings Certification Date is December 31 and the Annual Holdings Report must be provided no later than February 14 of each year.   From a content perspective, such Annual Holdings Reports must comply with the requirements of Section IV.A.(1)(a), (b) and (c) above.   Access Persons should use the form of Annual Holdings Report contained in Exhibit 3 to this Code of Ethics.

3.         Quarterly Transaction  Reports  –Subject  to the applicable  provisions  of Section V. below, Access Persons must also provide quarterly securities transaction  reports  for  each  transaction  in  a  Reportable  Security  (as defined in Section IV.B. below) that the Access Person has any direct or indirect  beneficial  ownership.    Such  quarterly  transaction  reports  must meet the following requirements:

a.         Content Requirements – Quarterly transaction report must include:

•

date of transaction;

•

title of Reportable Security;

•

ticker symbol or CUSIP number of reportable security (as applicable);

•

interest rate or maturity date (if applicable);

•

number of shares;

•

principal amount of Reportable Security;

•

nature of transaction (i.e., purchase or sale);

•

price of Reportable Security at which the transaction was effected;

•

the name of broker, dealer or bank through which the transaction was effected;

•

the date upon which the Access Person submitted the report.

b.         Timing Requirements – Subject to Section VI.C., Access Persons must submit a quarterly transaction report no later than 30 days after the end of each quarter.

c.         Access Persons should use the form of quarterly transaction report provided in Exhibit  4 to this Code of Ethics.

B.        Definition of Reportable Security – For purposes of the reporting requirements, a Reportable Security is any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, EXCEPT that it does NOT include:

1.  Direct obligations of the Government of the United States;

2.         Bankers’ acceptances, bank certificates of deposit, commercial paper and high  quality  short-term  debt  instruments,  including  repurchase agreements;

3.

Shares issued by money market funds;

4.         Shares issued by registered open-end funds; provided that (i) such funds are NOT advised by Rockview or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Rockview or (ii) such funds are not exchange-traded funds;

5.         Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Rockview or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Rockview

C.

Duty  to  Update  –  All  Access  Persons  are  required  to  promptly  update  any information in their holdings reports that may be incomplete or incorrect.

VI.

EXCEPTIONS FROM REPORTING REQUIREMENTS/ ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS

This Section sets forth exceptions from the reporting requirements of Section IV of this Code.    All  other  requirements  will  continue  to  apply  to  any  holding  or  transaction exempted   from   reporting   pursuant   to   this   Section.   Accordingly,   the   following transactions will be exempt only from the reporting requirements of Section   IV:

A.        No Initial, Annual or Quarterly Transaction is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control;

B.        Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Holdings Reports);

C.       Quarterly Transaction Reports are not required if the report would duplicate information  contained  in broker  trade confirm  or account  statements  that   an Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

1.

Access  Persons  that  would  like  to  avail  themselves  of this  exemption should:

a.         Ensure  that  the  content  of  such  broker  confirms  or  account statements for any Personal Account meet the content required for Quarterly Transaction Reports set forth in Section IV.A.3 above; and

b.         Inform  the  CCO  that  you  would  like  to  avail  yourself  of  this compliance  option and provide the CCO with the following for each of your Personal Accounts:

•

name of institution;

•

address of institution;

•

name of contact at institution;

•

identification numbers for personal accounts held at institution;

•

name of personal accounts held at institution.

c.         The CCO will then work with the individual Access Person to send the form of letter attached to this Code of Ethics as Exhibit 5 to the institution(s) in question.

VII.

PROTECTION OF MATERIAL NON-PUBLIC INFORMATION ABOUT SECURITIES/INVESTMENT RECOMMENDATIONS

In  addition  to  other  provisions  of  this  Code  of  Ethics  and  Rockview’s  Compliance Manual (including Section Error! Reference source not found.Error! Reference source not found.. of the Compliance Manual and the Insider Trading Procedures in 0), Access Persons  should  note  that  Rockview  has  a  duty  to  safeguard  material,  non-public information about securities/investment recommendations provided to (or made on behalf of)  Advisory  Clients.     As  such,  Access  Persons  generally  should  not  share  such information outside of Rockview.  Notwithstanding the foregoing, Access Persons and Rockview may provide such information to persons or entities providing services to Rockview or Advisory Clients where such information is required to effectively provide the services in question.  Examples of such are:

•          brokers;

•          accountants or accounting support service firms;

•          custodians;

•          transfer agents;

•          bankers; and

•          lawyers

If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by Rockview, please see the Chief Compliance Officer.

VIII.

POLITICAL CONTRIBUTIONS; PAYMENTS TO GOVERNMENT OFFICIALS

A.

“Pay to Play” Policy

Rule 206(4)-5 under the Advisers Act prohibits practices commonly known as “pay to play,” where an investment adviser or its employees directly or indirectly make contributions or other payments to public officials with the intent of generating investment advisory business.

B.

Definitions

For purposes of this section:

1.         A “Contribution” includes any gift, subscription, loan, advance, deposit of money  or  anything  of  value  made  for  the  purpose  of  influencing  an election to an elective office.  A Contribution includes, without limitation, payment  of  campaign  debts  and  payment  of  transition  or  inaugural expenses.

2.         A  “Government  Official”  means  any  candidate  for  elective  office  or incumbent holding elective office if the office holder (i) is directly or indirectly responsible for, or can influence the hiring of, an investment adviser by a government entity or (ii) has the authority to appoint any person who is directly or indirectly responsible for, or can influence the hiring of, an investment adviser by a government entity.

3.         A “Government Entity” means any U.S. state or political subdivision of a U.S. state, including its agencies, authorities, instrumentalities, plans, programs and pools of assets.  For the avoidance of doubt, government entities  include  all  pension  plans  and  collective  government  funds, including participant-directed plans such as 403(b), 457 and 529 plans.

C.

General Principles

1.         De Minimis Threshold.  Covered Associates may make a Contribution or series of Contributions to a Government Official, without pre-approval of or notice to the Chief Compliance Officer, provided that the aggregate contributions to any one Government Official per election do not exceed (i) $350 with respect to any Government  Official for which a Covered Associate is entitled to vote at the time of the Contribution or (ii) $150 with respect to any other Government Official.

2.         If  a  Covered  Associate  desires  to  make  a  Contribution  above  the  de minimis limits described above, or coordinates or solicits any third party to make any Contribution to, or for the benefit of or at the request of, any Government Official, then the Covered Associate must submit a written request  to  the  Chief  Compliance  Officer  (a  form  for  this  purpose  is attached to this Code as Exhibit 6) that includes:

a.

The amount and date of the proposed Contribution;

b.         The government official to whom such Contribution or on whose behalf such coordination or solicitation was made;

c.         If applicable, the elective or appointed office or other government position that such Government Official occupies at the time of the Contribution, coordination or solicitation;

d.         If applicable, the elective or appointed office or other government position sought by such Government Official at the time of the proposed Contribution, coordination or solicitation;

e.         If applicable, the person who requested that such employee make the proposed Contribution or engage in such coordination or solicitation;

f.         The   form   of   the   proposed   Contribution,    coordination   or solicitation, as the case may be; and

g.         A brief description of the reason for the Contribution, coordination or solicitation and any other relevant facts or circumstances.

3.         Covered Associates are not required to submit a written request to the Chief Compliance Officer before making (or a written report after the fact after making):

a.         Donations of their time to a Government Official, provided that (i) Rockview  did  not  tell  them  to  volunteer  their  time;  (ii) Rockview’s resources were not used and (iii) the employee’s campaign activities do not otherwise take place during business hours;

b.         Payments to political action committees (“PACs”), political parties or charities (provided that such payments are not being used as an indirect means to “channel” the contribution to a Government Official); or

c.        Contributions to candidates for federal office, provided that such candidate is not also a Government Official by virtue of a state or local office held during the campaign.

Covered Associates should also report Contributions and activities, done indirectly that, if done directly, would require such Covered Associate to submit a request as described above.   Examples of such activities include a spouse making a Contribution for the employee spouse.

D.        Two Year “Time Out”

1.         If a “Covered Associate” makes a Contribution to a Government Official above the de minimis thresholds, then Rockview may not receive compensation in connection with providing advisory services to the applicable Government Entity for two years after the date of such Contribution.   If the Government Entity is an existing investor in an Advisory Client managed by Rockview, then Rockview must waive or rebate any fees otherwise payable by the Government Entity to Rockview for two years or, alternatively, redeem the Government Entity’s interest in the Rockview client or permit the Government Entity to withdraw from the Rockview client.  A “Covered Associate” for purposes of rule 206(4)-5 means (i) any managing member or executive officer of Rockview or its affiliates; (ii) any employee whose job duties include the solicitation of any government entity on behalf of Rockview or its affiliates (including any  consultant  or  independent  contractor  hired  by  Rockview  or  its affiliates who solicits a Government Entity on behalf of Rockview or its affiliates) and any person who directly or indirectly supervises them and (iii) any PAC controlled by Rockview or another Covered Associate. Employees performing administrative or advisory services that do not involve solicitation are not Covered Associates.

2.        The two-year “time out” resulting from a Covered Associate making a Contribution will continue to apply even if the Covered Associate is no longer employed by Rockview.   Furthermore, prior Contributions follow an individual if he or she subsequently becomes a Covered Associate of Rockview  (including  a  non-Covered  Associate  employee  of  Rockview who is promoted to a Covered Associate position).  When hiring Covered Associates or promoting employees to Covered Associate positions, Rockview shall require disclosure of such Covered Associates’ prior campaign Contributions.

3.         Rockview  can  ask  the  SEC  to  waive  a  “time  out”  if  (i)  Rockview discovers the contribution after it occurs and (ii) the “time out” is unnecessary to achieve the intended purpose of rule 206(4)-5 (e.g., if a disgruntled  ex-employee  of  Rockview  or  its  affiliates  makes  a Contribution triggering a time out on his or her way out the door).

4.         Rockview may also avoid a “time out” if (i) the Contribution is discovered within  four  months  and  returned  within  60  days  after  discovery,  and (ii) the  contribution  did  not  exceed  $350.    This  “self  help”  option  is limited to no more than two Contributions per calendar year and to no more than one returned Contribution per Covered Associate, regardless of the time period.

E.

Recordkeeping

1.  At all times that Rockview is providing advisory services to Government Entities, it is required, pursuant to rule 206(4)-5, to keep records of:

a.         All direct and indirect Contributions made by Rockview or any of its Covered Associates to Government Officials and payments to state and local political parties and PACs.   Contributions and payments must be listed in chronological order, identifying the contributor and recipient and the date and amount of each Contribution;

b.         A list of the names, titles and business and residential addresses of all Covered Associates;

c.         A  list  of  the  Government  Entities  to  which  it  provides  or  has provided advisory services during the past five years; and

d.         A  list  of  the  names  and  business  addresses  of  each  regulated person   retained   by  Rockview   to  solicit   investment   advisory business from Government Entities.

F.

Other Regulations

Various  states,  local  governments  and  individual  public  pension  plans  have passed legislation, issued regulations or promulgated policies prohibiting or restricting the use of finders or solicitors to solicit public pension plans and/or requiring  extensive  disclosure  with  respect  to  campaign  contributions.    Rule 206(4)-5 does not preempt any regulation at the state, local or plan-specific level and Rockview will adhere to the most restrictive approach in order to comply with all finder/solicitor and political contribution regulations.  These requirements may change over time.  As a result, Rockview will monitor state, local and plan- specific regulations that will need to be followed.  Such rules may also require covered persons involved in a solicitation to register in the state as a lobbyist and may limit gifts and entertainment provided to Government Officials of a Government Entity.

IX.

GIFTS AND ENTERTAINMENT

The practices of receiving and giving gifts and business entertainment have a legitimate place in business.   However, when such practices involve a person or organization that has an existing or potential business relationship with Rockview, there is a risk of an actual or perceived conflict or other impropriety.   Accordingly, Rockview has adopted this policy on (1) receiving gifts; (2); receiving entertainment; and (3) giving gifts and entertainment.  This policy addresses gifts and entertainment in the context of a businessrelationship only and does not address situations where the relationship is primarily personal  and  independent  of  business,  even  if  there  is  also  an  existing  or  potential business relationship.  If you are in any doubt as to the applicability of this policy, you must seek guidance from the Chief Compliance Officer.

A.        Receiving Gifts

A gift includes anything of value that is provided to you by any third party that has or seeks to have a business relationship with Rockview.  Gift giving, particularly around the holidays, is a common practice and accepting a gift of nominal value (having a market value of US$250 or less is generally acceptable, although employees accepting such gifts should always consider whether there could be the appearance of or an actual conflict of interest (such as a specific request for business in return for the gift) that should be raised to the Chief Compliance Officer.   No gifts of cash, in any amount, may be accepted. Gifts should not be received regularly from the same vendor, even if each of these gifts is within the limits outlined above. In addition, brokerage firms have rules that prevent them from giving gifts valued in excess of US$250 to the same person in one year. If there is any doubt as to the value of a gift, please consult the Chief Compliance Officer.

To avoid any potential conflict, any business gift in excess of US$250, must be disclosed to the Chief Compliance Officer using the Form attached as Exhibit 8.    The Chief Compliance  Officer  will  approve  your  receipt  of  the  gift  or,  for  gifts  that  create  a potential  conflict,  determine  whether  the  gifts  need  to  be  returned  or  alternatively handled.   The Chief Compliance Officer will maintain a log of all gifts referred to Compliance under this policy.

For purposes of clarity, the following will not be considered gifts under this policy, provided that the gifts are not lavish or extravagant:

•

gifts  that  are  given  for  celebratory  events,  such  as  wedding  or  baby  gifts, promotions or retirement, where a personal relationship exists;

•

tombstones or other items with prominently displayed logos provided to recognize a transaction or participation at a conference or similar event; or

•

token gifts sent to Rockview or its employees at holiday time, for example, food baskets and wine.

B.        Receiving Entertainment

Attending business dinners, sporting events and other business-related functions is an important part of developing and maintaining relationships with brokers, suppliers and others  with  whom  Rockview  does  business.    Business  entertainment  should  always include at least one attendee from the company providing the entertainment.   If no one from the company that is providing access to the event is present, it is not entertainment and must be viewed as a gift (for example, receiving 4 tickets to take your family to a sporting event) and will generally require payment by the Rockview employee of the estimated cost of the event.

All entertainment must be reasonable and not “lavish” or excessive.   All entertainment must also be in good taste and behavior should be commensurate with that expected at a business affair.

Provided that it meets the standards  set forth above, the following types of business entertainment do not need approval:

•          Business meals;

•

Sporting  events,  concerts  or  other  similar  activities,  provided  that  the  event requires no air travel;

•          Golf outings, provided that the event requires no air travel;

•

Conferences,  cocktail parties or other events sponsored  by brokerage  firms or other companies with which we have or may develop business relationships, provided that the event requires no air travel; or

•          Car transportation home from any of the above events.

The following types of business entertainment require pre-approval:

•          Any event that involves air travel or overnight accommodations; or

•

Any  event  that  involves  an  activity  that  is  unique  or  extravagant  (hot  air ballooning, humvee rides in the desert).

In approving entertainment, the Chief Compliance Officer will consider several factors, including:

•          What is the business purpose of the entertainment?

•

What is the potential for a conflict or appearance of a conflict of interest created by accepting the entertainment?

•          Is the entertainment reasonable in relation to the business purpose?

Depending  on  the  circumstances,  approval  may  be  conditioned  on  the  employee  or

Rockview paying for all or a part of the cost of the entertainment.

The Chief Compliance Officer will maintain a log of all entertainment requests under this policy.

C.        Giving Gifts and Entertainment on Behalf of Rockview

Any  gifts  given  to  employees  of  companies  with  which  Rockview  has  or  seeks  to establish a business relationship must be of nominal value, as defined above, and should never create the appearance of impropriety.   Any business gift to be given in excess of US$250, must be approved by the Chief Compliance Officer using the Form attached as

Exhibit 8.  No cash or cash equivalent gifts are permitted.  No gift of any value may be given to employees of governmental entities (US state, local, federal or non-US) without the prior approval of the Chief Compliance Officer.  Business relationships of Rockview, such as with our investors, as well as many other types of institutions with which we have a relationship, often have internal policies on receiving gifts and, accordingly, any gift must also be consistent with those policies.   If there is any doubt as to whether a gift would be appropriate, you must contact the Chief Compliance Officer.

Similar policies also apply when Rockview is providing entertainment.  Accordingly, any entertainment provided by Rockview that would require approval if received by an employee of Rockview will require approval of your manager and the Chief Compliance Officer.   Specifically, no entertainment of any value may be given to employees of governmental entities (US state, local, federal or non-US), including business meals or other similar activities that would be permissible with non-governmental employees, without the prior written approval of the Chief Compliance Officer.

X.

OVERSIGHT OF CODE OF ETHICS

A.        Reporting.  All employees, members, officers and directors of Rockview have an affirmative obligation to report promptly to the Chief Compliance Officer (i) any situation that may involve a conflict of interest or (ii) other possible violation of this Code of Ethics.  Any reports under this section made to the Chief Compliance Officer must be reported by the Chief Compliance Officer to the executive management of Rockview.

B.        Review of Transactions.  Each Access Person's transactions in his/her Personal Accounts  may  be  reviewed  on  a  regular  basis  and  compared  to  transactions entered  into  by  Rockview  for  Advisory  Clients.    Any  transactions  that  are believed to be a violation of this Code of Ethics will be reported promptly to the Chief Compliance Officer who must report them to the executive management of Rockview.

C.        Sanctions.  The executive management of Rockview, with advice of outside legal counsel, at its discretion, shall consider reports made to management and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment with Rockview, or criminal or civil penalties.

XI.

CONFIDENTIALITY

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

EXHIBIT 1

ROCKVIEW MANAGEMENT, LLC

Requestor (print name):

Date:

SECURITY NAME	SECURITY TYPE (1)	QUANTITY	TRANSACTION TYPE (2)	PAYMENT TYPE (3)	BROKER PROCESSING TRADE

Stock, option, warrant, convertible, bond, etc. Purchase, short sale, etc.

Cash or margin

Note: Firm policy prohibits short-term (e.g. day) trading and uncovered option writing.  All transactions executed must be held a minimum of 10 business days (e.g. 2 weeks) and duplicate statements must be sent from your broker to Rockview Management, LLC’s Compliance Department each month.

I agree to abide by the policy conditions set forth alone

Requestor Signature

Transaction Approval

Compliance Department

EXHIBIT 2

ROCKVIEW MANAGEMENT, LLC INITIAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

In connection with my new status as an Access Person at Rockview, the following sets forth all of my holdings in Reportable Securities (as defined in Section IV.B. of Rockview’s Code  of  Ethics)  that  are  held  in  my  Personal  Accounts  (as  defined  in  Section II.A.  of Rockview’s Code of Ethics).

Title and Type of Security	Tracker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Principal Amounts of Shares	Broker/Dealer Or Bank Where Securities Are Held

OR

No holdings in Reportable Securities (as defined in Section IV.B. of Rockview’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this report is true andcorrect as of          201_ (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

Compliance Review Signature

Chief Compliance Officer

EXHIBIT 3

ROCKVIEW MANAGEMENT, LLC ANNUAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

The following sets forth all of my holdings in Reportable Securities (as defined in Section IV.B of Rockview’s Code of Ethics) that are held in my Personal Accounts (as defined in Section II.A of Rockview’s Code of Ethics) as of December 31 (the “Annual Holdings Certification Date”).

Title and Type of Security	Tracker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Principal Amounts of Shares	Broker/Dealer Or Bank Where Securities Are Held

OR

No holdings in Reportable Securities (as defined in Section IV.B of Rockview’s

Code of Ethics) as of the Annual Holdings Certificate Date.

The undersigned Access Person certifies that all information contained in this report is true andcorrect as of          201_ (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

Compliance Review Signature

Chief Compliance Officer

EXHIBIT 4

ROCKVIEW MANAGEMENT, LLC QUARTERLY TRANSACTION REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

The following sets forth all of the transactions in Reportable Securities (as defined in SectionIV.B of Rockview’s Code of Ethics) made in my Personal Accounts (as defined in Section II.A of  Rockview’s  Code  of  Ethics)  for  the  quarter  beginning  on and  ending  on

Date of Transaction	Nature of Transaction	Title and Type of Security	Tracker Symbol or CUSIP Number (As Applicable)	Number of Shares	$ Amount	Broker/Dealer or Bank Where Securities Are Held

OR

No  transactions   in  Reportable   Securities   (as   defined   in   Section IV.B.   of

Rockview’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this report is true and correct as of (check appropriate):

December 31, 201_ March 31, 201_ June 30, 201_

September 30, 201_

Name of Access Person

Signature of Access Person

Date

Compliance Review Signature

Chief Compliance Officer

[DATE]

[INSERT NAME OF BROKER] [INSERT ADDRESS]

Re:  [NAME OF EMPLOYEE]/Account No(s). [###] Dear [CONTACT NAME]:

EXHIBIT 5

As the Compliance Officer for Rockview Management, LLC, I am aware that [NAME OF BROKER] executes and clears transactions for the purchase or sale of securities for the account of [NAME OF EMPLOYEE] (the “Employee”).

In accordance with our compliance procedures, I hereby request that duplicate copies of all trade confirmation statements and monthly account statements with respect to the above-referenced account(s) held by our Employee be sent to my attention at the following address:

Rockview Management, LLC

MetroCenter, One Station Place, Stamford, CT  06902

Attn. [NAME OF CCO], Chief Compliance Officer

Please feel free to call me at 203-388-4900 should you have any questions. Best regards,

Rockview Management, LLC

Name: [NAME OF CCO]

Title:  Chief Compliance Officer

I hereby authorize [NAME OF BROKER] or   its   representatives   to   send   duplicate copies of all trade confirmation statements and monthly account statements with respect to my account(s) held with [NAME OF BROKER] to my employer, Rockview Management, LLC, at the above-listed address.

Signature of Employee:

Name:

EXHIBIT 6

GOVERNMENT OFFICIAL CONTRIBUTION REQUEST

Employee Name:
Amount of Contribution:
Date of Contribution:
Form of Contribution, coordination or solicitation:
Name of Government Official to whom the Contribution or on whose behalf coordination or solicitation was made:
Elected or appointed office or position held by the Government Official at time of Contribution:
Elected or appointed office or position sought by the Government Official at time of Contribution:
Reason for the Contribution, coordination or solicitation and any other relevant facts or circumstances:

I affirm that the above information is accurate and complete.

Signature

Print Name

Date:

Contribution Approved:

Compliance Review Signature

Chief Compliance Officer

Outside Directorships or Positions

Annual Disclosure/Affirmation Form

EXHIBIT 7

Pursuant to Rockview’s policy, all employees are required to disclose to Rockview at the time of employment, and thereafter to obtain Rockview’s approval prior to engaging in certain “outside activities”.  For these purposes, outside activities are deemed to include any activity engaged in during or after business hours, other than those activities for which the employee is being compensated by Rockview.   In particular, employees must disclose employment relationships (i.e., second jobs, board directorships and fiduciary relationships).

To ensure that Rockview’s information in this regard is current and comprehensive, Rockview is requesting all employees to complete this form.  For Section B, all “outside activities” must be described.   If you currently do not maintain any “outside activities”, please attest to such in Section B below.  Please sign and return the form to the Chief Compliance Officer.

Section A.  Employee Information

Employee Name
Title and Position	Office Telephone Number

Section B. Outside Activities (Directorships and/or Positions Held)

Description of Activity	Date Activity Commenced
1.
2.
3.
4.
5.

z

As of the date below, I am not engaged in any “outside activities,” as defined above and under Rockview’s Code of Ethics.

Section D.  Employee Affirmation

I affirm that the above information is accurate and complete as of the date of my signature.  I understand  that  I  am  under  a  continuing  obligation  during  my  employment  to  amend, supplement or correct this disclosure should circumstances so warrant.

Signature                                                                                                 Date

All Outside Activities Approved:

Compliance Review Signature

Chief Compliance Officer

EXHIBIT 8

GIFTS AND ENTERTAINMENT APPROVAL FORM

Each employee of Rockview must provide details of any gift received in excess of $250 or any entertainment requiring approval, as detailed in Rockview’s Code of Ethics.  Please provide the following information with respect to any such gift or entertainment:

Description of gift/entertainment:

Reason for gift/entertainment:

Investor/Broker/Vendor individual and firm name:

Approximate value of gift/entertainment:

Does the entertainment involve air travel or an overnight hotel stay?

Signature:

Print Name:

Date:

Manager Approval (if applicable):

CHIEF COMPLIANCE OFFICER Approval:

Date:

APPENDIX E

INSIDER TRADING PROCEDURES

XII.

POLICY STATEMENT ON INSIDER TRADING

Rockview forbids any employee from trading, either personally or on behalf of others, including  Advisory  Clients,  on  material  non-public  information  or  communicating material  non-public  information  to  others  in  violation  of  the  law.    This  conduct  is frequently referred to as “insider trading.”  Rockview’s policy applies to every employee and extends to activities within and outside their duties at Rockview’s principal office. Every employee must read and retain this policy statement.

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer (including Exchange Act Rule 10b-5) to the use of material non-public information   to   trade   in   securities   (whether   or   not   one   is   an   “insider”)   or   to communications of material non-public information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

•          trading by an insider, while in possession of material non-public information; or

•

trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

•          communicating material non-public information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.  If, after reviewing this policy statement, any employee has any questions he or she should consult the Chief Compliance Officer.

A.        Who is an Insider?

The concept of “insider” is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.   A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.   In addition, Rockview may become a temporary insider of a company it advises or for  which  it  performs  other  services.    According  to  the  Supreme  Court,  the company must expect the outsider to keep the disclosed non-public information confidential  and  the  relationship  must  at  least  imply  such  a  duty  before  the outsider will be considered an insider.

B.

What is Material Information?

Trading on insider information is not a basis for liability unless the information is material.   “Material information” generally is defined as information for which there  is  a  substantial  likelihood  that  a  reasonable  investor  would  consider  it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.   Information that employees should consider material includes, but is not limited to:

•          dividend changes;

•          earnings estimates (or results);

•          changes in previously released earnings estimates;

•          significant merger or acquisition proposals or agreements;

•          major litigation;

•          liquidation problems; and

•          extraordinary management developments.

Material  information  does  not  have  to  relate  to  a  company’s  business.    For example, in Carpenter v. U.S., 18 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates  that reports  on various  companies  would appear  in the Journal  and whether those reports would be favorable or not.

C.

What is Non-Public Information?

Information is non-public until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.   For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public.

D.

What is a Duty of Trust or Confidence?

Securities and Exchange Commission Rule 10b5-2 sets forth a non-exclusive list of three situations in which a person has a duty of trust or confidence deriving from a personal  or family relationship  for purposes  of the “misappropriation” theory of insider trading liability (see below).  The three listed situations in which a person receives material non-public information in violation of a duty of trust or confidence are:

a.

whenever a person agrees to maintain information in confidence;

b.        when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably  should   know  that  the  person   communicating   the material non-public information expects that the recipient will maintain the confidentiality of the information (this is a facts and circumstances test based on the expectation of the parties in light of their overall relationship); and

c.         when a person receives or obtains material non-public information from certain enumerated close family members: spouses, parents, children, and siblings.

Employees of Rockview should be aware of the fact that this list is non-exclusive. In other words, there are many other types of relationships, business and other, from which a duty of trust or confidence may be inferred.  When a person reveals material non-public information received as a result of a relationship that gives rise to a duty of trust or confidence, that person violates that duty and the revealed information may be deemed to have been “misappropriated” for purposes of the misappropriation theory of insider trading liability.

E.

Basis for Liability

1.

Fiduciary Duty Theory

In 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship.  That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading.  Chiarella v. U.S., 445 U.S. 22 (1980).

In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders.

However, in the “tippee” situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure.  The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

2.

Misappropriation Theory

Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person.  In U.S. v. Carpenter, supra the Court found, in 1987, a columnist defrauded the Wall Street Journal when he stole information from the journal and used it for trading in the securities markets.  It should be noted that the misappropriation theory could be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

F.

Penalties for Insider Trading

Any  violation  of  this  policy  statement  can  be  expected  to  result  in  serious sanctions by Rockview, including dismissal of the persons involved.

Penalties for trading on or communicating material non-public information are severe,  both  for  individuals  involved  in  such  unlawful  conduct  and  their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

a.

civil injunctions;

b.

treble damages;

c.

disgorgement of profits;

d.

jail sentences;

e.         fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

f.         fines  for the employer  or other controlling person  of up to the greater of $100,000 or three times the amount of the profit gained or loss avoided.

XIII.

PROCEDURES TO IMPLEMENT ROCKVIEW’S POLICY AGAINST INSIDER TRADING

The following procedures have been established to aid employees in avoiding insider trading, and to aid Rockview in preventing, detecting and imposing sanctions against insider trading.  Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  If you have any questions about these procedures, you should consult the Chief Compliance Officer.

A.        Identifying Insider Information

1.         Before engaging in personal trading and trading for Advisory Clients in the securities of a company about which there may be potential insider information, the following questions should be asked:

a.         Is the information material?   Is this information that an investor would  consider   important   in   making   his  or  her  investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

b.         Is the information non-public?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace  by being published  in Reuters,  the  Wall Street

Journal or other publications of general circulation?

2.         If,  after  consideration  of  the  above,  there  is  a  possibility  that  the information could be material and non-public, or if there are questions as to whether the information is material and non-public, the following steps should be taken:

a.

The   matter   should   be   reported   immediately   to   the   ChiefCompliance Officer.

b.         The securities should not be purchased personally or on behalf of an Advisory Client.

c.

The  information  should  not  be communicated  inside  or outside Rockview, other than to the Chief Compliance Officer.

d.         After  the  Chief  Compliance  Officer  has  reviewed  the  issue  or consulted with counsel (as appropriate), the prohibitions against trading and communication shall be continued, or trading and communication of the information shall be permitted.

B.

Personal Securities Trading

As noted above in Rockview’s Code of Ethics, all Access Persons are subject to strict reporting and pre-clearance requirements with respect to personal securities transactions.

C.

Restricting Access to Material Non-Public Information

If an employee is in possession of information that he or she has identified as material and non-public such information may not be communicated to anyone, including persons within Rockview, except as provided in Section II.A. (2). In addition, care should be taken so that such information is secure.   For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

D.

Resolving Issues Concerning Insider Trading

If after consideration of the items set forth in Section II.A., doubt remains as to whether  information  is  material  or  non-public,  or  if  there  is  any  unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.